Q1 2023 Earnings

2 Forward-looking statements and non-GAAP financial measures This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (3) our ability to attract and retain clients, (4) our ability to maintain profit margins, (5) our ability to successfully execute on business strategies to further digitalize our business model, (6) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

3 Q1 2023 Overview Total revenue -16% – in line with company outlook ▪ PeopleReady sequential revenue trends remained consistent with historical patterns ▪ PeopleScout and PeopleManagement demand slowed Net loss was $4 million v. net income of $11 million in Q1 2022 ▪ Revenue decline drove the drop in net income • As Q1 is seasonally our lowest revenue quarter, net results are the most volatile ▪ Gross margin +110 bps • +100 bps from lower workers’ compensation costs • +20 bps from continued pricing strength in the PeopleReady business ▪ Cost reduction actions taken – $11 million of cost savings over the remainder of 2023 $25 million of stock repurchased

4 Financial summary Amounts in millions, except per share data Q1 2023 Q1 2022 Change Revenue $465 $552 -16% Net income (loss) -$4.3 $10.5 NM Net income (loss) per diluted share -$0.13 $0.30 NM Net income (loss) margin -0.9% 1.9% -280 bps Adjusted net income (loss)2 -$1.9 $15.1 NM Adj. net income (loss) per diluted share -$0.06 $0.44 NM Adj. net income (loss) margin -0.4% 2.7% -310 bps Adjusted EBITDA $2.9 $22.9 -87% Adjusted EBITDA margin 0.6% 4.1% -350 bps Notes: ▪ The changes in adjusted net income margin and adjusted EBITDA margin were less favorable than that of GAAP net income margin primarily due to higher PeopleReady technology costs in the prior year, which were excluded from adjusted results. NM - Not meaningful 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

5 Gross margin and SG&A bridges Gr os s m ar gi n 1 Represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. Refer to the adjusted EBITDA reconciliation in the appendix to this presentation for more information. SG &A Adjusted EBITDA exclusions1 Amounts in millions

Q1 2023 Results by segment

Amounts in millions	PeopleReady	PeopleScout	PeopleManagement
Revenue	$253	$69	$143
% Change	*-17%*	*-15%*	*-13%*
Segment profit[1]	$1	$9	$0
% Change	*-95%*	*-19%*	*NM*
% Margin *Change*	*0.3%* *-500 bps*	*12.8%* *-60 bps*	*-0.1%* *-190 bps*
Notes:	▪ Revenue: • -16% from prior year projects and surge[2] • Trends for the quarter followed historical sequential patterns ▪ Segment profit margin: ▪ Contraction due to operational deleveraging associated with revenue decline, partially offset by lower workers' compensation costs and favorable bill / pay spreads	▪ Revenue: • Clients slowed hiring due to economic uncertainty ▪ Segment profit margin: ▪ Contraction due to the revenue decline as well as the associated operational deleveraging	▪ Revenue: • Lower volume at on-site retail clients and commercial drivers ▪ Segment profit margin: ▪ Contraction due to the revenue decline as well as the associated operational deleveraging

NM - Not meaningful

[1] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment.

[2] PeopleReady benefited from a high volume of retail projects and above average base business results last year. As expected, the surge did not repeat this year. The impact to total TBI revenue was -9%.

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7 Strategy highlights and priorities Advance technology and enhance the experience for those we serve to grow market share ▪ Augment sales team to enable specialization and gain market share in high growth sectors ▪ Seek opportunities to grow domestically and globally through acquisition and / or new product offerings ▪ Advance technology platform with a focus on improving client delivery and recruiting efficiency ▪ Digitalize our business model to gain market share from smaller, less capitalized competitors and reduce expenses ▪ Advance JobStackTM capabilities to better accommodate our associates and increase worker supply ▪ Enhance training and expand geographic and vertical coverage to drive sales and improve the client and associate experience ▪ Leverage sales resource investments to expand into under-penetrated geographic markets ▪ Increase adoption of on-site workflow product offering to expand margin profile ▪ Invest in client and associate care in addition to retention programs

8 Balance sheet remains strong Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Total Debt to Capital calculated as total debt divided by the sum of total debt plus shareholders’ equity. Liquidity Amounts in millions Share repurchasesTotal debt to capital1 Cash net of debt Amounts in millions

Outlook

Select outlook information for Q2 2023

Item	Q2 2023	Commentary
Revenue	$487M to $512M *-14% to -10% v. prior year*	PeopleReady benefited from a high volume of retail projects and above average base business results during the first half of 2022, which are not expected to fully repeat. The impact to total TBI growth is roughly -4% in Q2 2023.
Gross margin	-60 to -20 bps v. prior year	Gross margin decline due to less contribution from PeopleScout.
SG&A	$120M to $124M	Refer to EBITDA adjustments for additional information on expected expense.
EBITDA adjustments[1]	~$2M	• ~$1M in PeopleReady technology upgrade costs • ~$1M in SaaS amortization
Pre-tax net income adjustments	~$2M	• ~$1M in PeopleReady technology upgrade costs • ~$1M in intangibles amortization
CapEx[2]	~$9M	Q2 depreciation is expected to be ~$5M.
Shares	~31.4M	Reflects diluted weighted average shares outstanding.

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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Select outlook information for FY 2023

Item	FY 2023	Commentary
Gross margin	-20 to +40 bps v. prior year	Gross margin expected to hold relatively steady.
SG&A	$495M to $501M	Refer to EBITDA adjustments for additional information on expected expense.
EBITDA adjustments[1]	$6M to $10M	• ~$3M in PeopleReady technology upgrade costs • ~$4M in SaaS amortization
Pre-tax net income adjustments	$7M to $11M	• ~$3M in PeopleReady technology upgrade costs • ~$5M in intangibles amortization • ~$1M in other adjustments
CapEx[2]	$36M to $40M	FY 2023 depreciation is expected to be $19M to $23M.
Income Tax Rate	9% to 13%	Reflects effective income tax rate.
Other	Note: Fiscal 2023 includes a 53rd week, which will add $22M to $27M of revenue with minimal profit due to low seasonal volume.	

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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Appendix

13 NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP measure Definition Purpose of adjusted measures Adjusted net income (loss) and Adjusted net income (loss) per diluted share Net income (loss) and net income (loss) per diluted share, excluding: – amortization of intangibles, – amortization of software as a service assets, – accelerated depreciation, – PeopleReady technology upgrade costs, – other adjustments, net, and – tax effect of each adjustment to U.S. GAAP. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management. EBITDA and Adjusted EBITDA EBITDA excludes from net income (loss): – income tax expense (benefit), – interest expense and other income, net, and – depreciation and amortization. Adjusted EBITDA, further excludes: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – PeopleReady technology upgrade costs, – other adjustments, net. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted SG&A expense Selling, general and administrative expense excluding: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – PeopleReady technology upgrade costs, – other adjustments, net. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

14 1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Mar 26, 2023 Mar 27, 2022 Net income (loss) $ (4,289) $ 10,519 Amortization of intangible assets 1,270 1,502 Amortization of software as a service assets (1) — 747 Accelerated depreciation (2) — 516 PeopleReady technology upgrade costs (3) 32 2,550 Other adjustments, net (4) 1,397 136 Tax effect of adjustments to net income (loss) (5) (351) (862) Adjusted net income (loss) $ (1,941) $ 15,108 Adjusted net income (loss) per diluted share $ (0.06) $ 0.44 Diluted weighted average shares outstanding 32,292 34,544 Margin / % of revenue: Net income (loss) (0.9)% 1.9% Adjusted net income (loss) (0.4)% 2.7% Refer to the last slide of the appendix for footnotes.

15 2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Unaudited) 13 weeks ended (in thousands) Mar 26, 2023 Mar 27, 2022 Net income (loss) $ (4,289) $ 10,519 Income tax expense (benefit) (640) 1,976 Interest expense and other (income), net (1,014) (505) Depreciation and amortization 6,411 7,287 EBITDA 468 19,277 Third-party processing fees for hiring tax credits (6) 120 162 Amortization of software as a service assets (1) 868 747 PeopleReady technology upgrade costs (3) 32 2,550 Other adjustments, net (4) 1,397 136 Adjusted EBITDA $ 2,885 $ 22,872 Margin / % of revenue: Net income (loss) (0.9)% 1.9% Adjusted EBITDA 0.6% 4.1% Refer to the last slide of the appendix for footnotes.

16 3. RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE (Unaudited) 13 weeks ended (in thousands) Mar 26, 2023 Mar 27, 2022 Selling, general and administrative expense $ 122,645 $ 120,568 Third-party processing fees for hiring tax credits (6) (120) (162) Amortization of software as a service assets (1) (868) (747) PeopleReady technology upgrade costs (3) (32) (2,550) Other adjustments, net (4) (1,189) (136) Adjusted SG&A expense $ 120,436 $ 116,973 % of revenue: Selling, general and administrative expense 26.4% 21.9% Adjusted SG&A expense 25.9% 21.2% Refer to the last slide of the appendix for footnotes.

17 Footnotes: 1. Amortization of software as a service assets is reported in selling, general and administrative expense. Note, amortization of software as a service assets was included as an adjustment to net income during transitory periods ending with fiscal 2022 and is only considered an adjustment to EBITDA going forward to be consistent with the treatment of depreciation and amortization. 2. Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform. 3. Costs associated with upgrading legacy PeopleReady technology. 4. Other adjustments for the 13 weeks ended March 26, 2023 primarily include workforce reduction costs of $1.2 million ($0.2 million in cost of services and $1.0 million in selling, general and administrative expense). Other adjustments for the 13 weeks ended March 27, 2022 primarily include costs of $0.1 million incurred while transitioning to a new third party administrator for workers’ compensation. 5. Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods. 6. These third-party processing fees are associated with generating hiring tax credits.